UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 5, 2009

THE ARISTOTLE CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-14669	06-1165854
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

06902

(ZIP CODE)

(203) 358-8000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 2 Pages

Page 2 of 2 Pages

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2009, The Aristotle Corporation issued a press release announcing financial results for the quarter ended September 30, 2009, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

Exhibit 99.1 - Press release of The Aristotle Corporation, dated November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARISTOTLE CORPORATION
(Registrant)

By: /s/ H. William Smith

Name: H. William Smith
Title: Vice President, General Counsel
and Secretary

Date: November 5, 2009

EXHIBITS

Exhibit 99.1 Press release issued November 5, 2009.

Exhibit 99.1

For Immediate Release

News Release

Contacts:

Bill Smith or Dean Johnson

The Aristotle Corporation

Phone: (203) 358-8000 or (920) 563-2446

Fax: (203) 358-0179 or (920) 563-0234

wsmith@ihc-geneve.com

int@enasco.com

The Aristotle Corporation Announces

2009 Third Quarter and Nine Month Results

Stamford, CT, November 5, 2009 - The Aristotle Corporation (NASDAQ: ARTL; ARTLP) announced today its results of operations for the third quarter and nine months ended September 30, 2009.

Net earnings applicable to common stockholders for the first nine months of 2009 were $8.3 million, or $.46 per diluted common share, compared to $12.0 million, or $.67 per diluted common share, for the comparable nine months of 2008.  Pursuant to a final settlement with the Internal Revenue Service of an audit previously reported by the Company, the nine months ended September 30, 2009 includes additional Federal income taxes of $.5 million and $1.0 million for the 2006 and 2007 tax years, respectively, plus approximately $.1 million of interest, related to a partial disallowance of the Company’s historical Federal net operating tax losses that were utilized.  Such amounts reduced net income for the nine months ended September 30, 2009 by approximately $.09 per diluted common share.  For the third quarter ended September 30, 2009, net earnings applicable to common stockholders were $4.8 million, or $.27 per diluted common share, compared to $4.7 million, or $.26 per diluted common share, in the third quarter of 2008.  An adjustment to the initial IRS settlement reduced the Federal tax expense by $.3 million and the related interest expense by $.1 million, or approximately $.02 per diluted common share, in the three and nine months ended September 30, 2009.  No additional taxes were due for any years prior to 2006.

In the nine months ended September 30, 2009, net sales decreased 7.8% to $158.9 million from $172.2 million in the nine months ended September 30, 2008.  Earnings from operations decreased by 11.5% in the first nine months of 2009 to $26.8 million, or 16.9% of net sales.  In the first nine months of 2008, earnings from operations totaled $30.3 million (including a $.7 million insurance recovery), or 17.6% of net sales. In the third quarter of 2009, net sales decreased 5.9% to $61.1 million from $65.0 million in the third quarter of 2008.  Earnings from operations decreased by 2.6% in the third quarter of 2009 to $11.4 million, or 18.6% of net sales.  In the same quarter of 2008, earnings from operations totaled $11.7 million, or 17.9% of net sales.

About Aristotle

The Aristotle Corporation, founded in 1986, and headquartered in Stamford, CT, is a leading manufacturer and global distributor of educational, health, medical technology and agricultural products.  A selection of over 80,000 items is offered, primarily through 50 separate catalogs carrying the brand of Nasco (founded in 1941), as well as those bearing the brands of Life/Form®, Whirl-Pak®, Simulaids, Triarco, Spectrum Educational Supplies, Hubbard Scientific, Scott Resources, Haan Crafts, CPR Prompt®, Ginsberg Scientific and Summit Learning.  Products include educational materials and supplies for substantially all K-12 curricula, molded plastics, biological materials, medical simulators, health care products and items for the agricultural, senior care and food industries.  Aristotle has approximately 850 full-time employees at its operations in Fort Atkinson, WI, Modesto, CA, Fort Collins, CO, Plymouth, MN, Saugerties, NY, Chippewa Falls, WI, Otterbein, IN and Newmarket, Ontario, Canada.

There are 18.0 million shares outstanding of Aristotle common stock (NASDAQ: ARTL) and 1.1 million shares outstanding of Series I preferred stock (NASDAQ: ARTLP); there are also 11.0 million privately-held shares outstanding of Series J preferred stock.  Aristotle has about 3,600 stockholders of record.

Further information about Aristotle can be obtained on its website, at aristotlecorp.net.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

To the extent that any of the statements contained in this release are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected or suggested in such forward-looking statements.  Aristotle cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: (i) the ability of Aristotle to obtain financing and additional capital to fund its business strategy on acceptable terms, if at all; (ii) the ability of Aristotle on a timely basis to find, prudently negotiate and consummate additional acquisitions; (iii) the ability of Aristotle to manage any to-be acquired businesses; (iv) there is not an active trading market for the Company’s securities and the stock prices thereof are highly volatile, due in part to the relatively small percentage of the Company’s securities which is not held by the Company’s majority stockholder and members of the Company’s Board of Directors and management;  and (v) other factors identified in Item 1A, Risk Factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  As a result, Aristotle’s future development efforts involve a high degree of risk.  For further information, please see Aristotle’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-K/A, 10-Q and 8-K.

THE ARISTOTLE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net sales	$61,128	64,976	158,854	172,202
Cost of sales	37,089	40,123	95,440	105,116
Gross profit	24,039	24,853	63,414	67,086

Selling and administrative expense	12,669	13,178	36,607	36,795
Earnings from operations	11,370	11,675	26,807	30,291

Other (expense) income:
Interest expense	(104)	(260)	(733)	(833)
Other, net	167	(428)	448	162
	63	(688)	(285)	(671)
Earnings before income taxes	11,433	10,987	26,522	29,620

Income tax expense (benefit):
Current	4,371	4,234	11,616	10,568
Deferred	95	(109)	156	564
	4,466	4,125	11,772	11,132
Net earnings	6,967	6,862	14,750	18,488

Preferred dividends	2,155	2,155	6,467	6,467
Net earnings applicable to common stockholders	$4,812	4,707	8,283	12,021

Earnings per common share:
Basic	$.27	.26	.46	.67
Diluted	$.27	.26	.46	.67

Weighted average common shares outstanding:
Basic	17,962,875	17,962,875	17,962,875	17,962,209
Diluted	17,962,875	17,968,921	17,962,875	17,971,305

THE ARISTOTLE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands)

Assets	September 30, 2009	December 31, 2008	September 30, 2008
	(unaudited)		(unaudited)
Current assets:
Cash and cash equivalents	$29,690	15,290	7,138
Marketable securities	4,220	4,437	2,480
Investments	2,996	2,876	21,991
Accounts receivable, net	24,065	14,048	26,175
Inventories, net	39,716	44,653	42,388
Prepaid expenses and other	4,478	8,542	4,000
Income tax receivable	-	5,396	-
Deferred income taxes	4,070	4,644	1,788
Total current assets	109,235	99,886	105,960

Property, plant and equipment, net	27,530	27,808	28,429

Goodwill	14,162	13,712	14,186
Deferred income taxes	6,668	6,668	5,646
Investments	4,318	4,318	4,318
Other assets	1,127	884	817
Total assets	$163,040	153,276	159,356

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	$309	294	299
Trade accounts payable	7,820	9,576	9,331
Accrued expenses	12,907	11,641	7,537
Income taxes	2,057	-	184
Accrued dividends payable	-	2,156	-
Total current liabilities	23,093	23,667	17,351

Long term debt, less current installments	10,126	10,364	10,434
Long term pension obligations	5,587	5,891	2,115
Other long term accruals	2,489	2,467	2,458

Stockholders' equity:
Preferred stock, Series I	6,489	6,489	6,489
Preferred stock, Series J	65,760	65,760	65,760
Common stock	180	180	180
Additional paid-in capital	7,690	7,690	7,685
Retained earnings	43,262	34,979	46,985
Accumulated other comprehensive loss	(1,636)	(4,211)	(101)
Total stockholders' equity	121,745	110,887	126,998
Total liabilities and stockholders' equity	$163,040	153,276	159,356